Exhibit 10.4

FORM OF AMENDED & RESTATED

REGISTRATION RIGHTS AGREEMENT

This AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is entered into as of [•], 202[1], by and among [•], a Delaware corporation f/k/a Aurora Acquisition Corp. (the “Company”), Novator Capital Sponsor Ltd., a limited liability company validly existing under the laws of Cyprus (the “Sponsor”), and certain Persons signatory hereto (and each other Person who, after the date hereof, acquires capital stock of the Company and becomes party to this Agreement by executing a Joinder Agreement (such Persons, the “Stockholders”)). Capitalized terms used herein and not otherwise defined shall have the meanings given to such terms in the Merger Agreement (as defined below).

WHEREAS, the Company, Aurora Merger Sub I, Inc., a Delaware corporation (“Merger Sub”) and Better HoldCo, Inc., a Delaware corporation (the “Target”) entered into an Agreement and Plan of Merger, dated as of May 10, 2021, pursuant to which (i) Merger Sub merged with and into the Target, with the Target surviving the merger and (ii) then Target then merged with and into the Company, with the Company surviving the merger (such agreement as amended, supplemented, restated or otherwise modified from time to time, the “Merger Agreement” and the transactions contemplated by the Merger, the “Transactions”);

WHEREAS, the Company, the Sponsor and certain other persons are parties to that certain Registration Rights Agreement, dated March 3, 2021 (the “Original RRA”), and pursuant to Section 5.5 of the Original RRA, the provisions, covenants and conditions set forth therein may be amended or modified upon the written consent of the Company and the Holders (as defined in the Original RRA) of at least a majority-in-interest of the Registrable Securities (as defined in the Original RRA) at the time in question, and the Sponsor and the Sponsor Holders are Holders in the aggregate of at least a majority-in-interest of the Registrable Securities as of the date hereof ;

WHEREAS, on the date hereof, pursuant to the Merger Agreement, the Stockholders received shares of the Company’s Common Stock; and

WHEREAS, the Company, the Sponsor and the Sponsor Holders desire to amend and restate the Original RRA in its entirety and enter into this Agreement, pursuant to which the Company shall grant the Stockholders certain registration rights with respect to certain securities of the Company, as set forth in this Agreement;

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, intending to be legally bound, that parties hereto agree as follows:

Article I
DEFINITIONS

Section 1.01       Definitions.

The following definitions shall apply to this Agreement:

“Adverse Disclosure” means any public disclosure of material non-public information, which disclosure, in the good faith judgment of the chief executive officer of the Company or principal financial officer of the Company, after consultation with counsel to the Company, (i) would be required to be made in any Registration Statement or Prospectus in order for the applicable Registration Statement or Prospectus not to contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein (in the case of any prospectus and any preliminary prospectus, in the light of the circumstances under which they were made) not misleading, (ii) would not be required to be made at such time if the Registration Statement were not being filed, declared effective or used, as the case may be, and (iii) the Company has a bona fide business purpose for not making such information public.

“Affiliate” with respect to any Person, has the meaning ascribed to such term under Rule 12b-2 promulgated by the Commission under the Exchange Act.

“Agreement” has the meaning set forth in the preamble.

“Applicable Law” means all applicable provisions of constitutions, treaties, statutes, laws (including the common law), rules, regulations, decrees, ordinances, codes, proclamations, declarations or orders of any Governmental Authority.

“Block Trade” means an offering and/or sale of Registrable Securities by any Stockholder on a block trade or underwritten basis (whether firm commitment or otherwise) without substantial marketing efforts prior to pricing, including, without limitation, a same day trade, overnight trade or similar transaction.

“Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in the City of New York, New York, United States of America are authorized or required by Applicable Law to close.

“Cayman Aurora Units” has the meaning set forth in the recitals.

“Class A Common Stock” has the meaning set forth in the recitals.

“Class B Common Stock” means the shares of Class B common stock, with par value of $0.0001 per share, of the Company.

“Closing” means the closing of the Transaction.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means Class A Common Stock and any other shares of common stock of the Company issued or issuable with respect thereto (whether by way of a stock dividend or stock split or in exchange for or upon conversion of such shares or other equity interests or otherwise in connection with a settlement of other equity interests, a combination of shares, distribution, recapitalization, merger, consolidation, other corporate reorganization or other similar event).

“Company” has the meaning set forth in the preamble.

“Company Equity Interest” means Common Stock or any other equity securities of the Company, or securities exchangeable or exercisable for, or convertible into, such other equity securities of the Company.

“control” (i) with respect to any Person, has the meaning ascribed to such term under Rule 12b-2 promulgated by the Commission under the Exchange Act, and (ii) with respect to any Interest, means the possession, directly or indirectly, of the power to direct, whether by agreement, contract, agency or otherwise, the voting rights or disposition of such Interest.

“Demanding Holders” has the meaning set forth in Section 2.02(a).

“Designated Courts” has the meaning set forth in Section 3.14.

“DGCL” has the meaning set forth in the recitals.

“Domesticated Aurora Units” has the meaning set forth in the recitals.

“Domesticated Aurora Warrant” has the meaning set forth in the recitals.

“Domestication” has the meaning set forth in the recitals.

“Effective Date” means the date on which the Effective Time occurs.

“Effective Time” has the meaning ascribed to it in the Merger Agreement.

“Effectiveness Deadline” has the meaning set forth in Section 2.01.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Registration” means (i) a registration relating to the sale of securities to employees of the Company or a subsidiary pursuant to a stock option, stock purchase, or similar plan; (ii) a registration relating to a transaction covered by Rule 145 under the Securities Act; (iii) a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities; or (iv) a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered.

“Family Group” means, with respect to a Person who is an individual, (i) such individual’s spouse and descendants (whether natural or adopted), parents and such parent’s descendants (whether natural or adopted) (collectively, for purposes of this definition, “relatives”), (ii) such individual’s executor or personal representative, (iii) any trust, the trustee of which is such individual or such individual’s executor or personal representative and which at all times is and remains solely for the benefit of such individual and/or such individual’s relatives or (iv) an endowed trust or other charitable foundation, but only if such individual or such individual’s executor or personal representative maintains control over all voting and disposition decisions.

“Form S-1 Shelf” is defined in Section 2.01(a).

“Form S-3 Shelf” is defined in Section 2.01(a).

“Government Approval” means any authorization, consent, approval, waiver, exception, variance, order, exemption, publication, filing, declaration, concession, grant, franchise, agreement, permission, permit, or license of, from or with any Governmental Authority, the giving notice to, or registration with, any Governmental Authority or any other action in respect of any Governmental Authority.

“Governmental Authority” means any government, court, regulatory or administrative agency, commission or authority or other governmental instrumentality, federal, state or local, domestic, foreign or multinational, including any contractor acting on behalf of such agency, commission, authority or governmental instrumentality.

“Interest” means the capital stock or other securities of the Company or any Affiliated Company or any other interest or financial or other stake therein, including, without limitation, the Company Equity Interests.

“Joinder Agreement” means the joinder agreement in form and substance of Exhibit A attached hereto.

“Legacy Target Stockholders” means those Stockholders set forth in Exhibit B attached hereto.

“Maximum Number of Securities” has the meaning set forth in Section 2.02(c).

“Merger Agreement” has the meaning set forth in the recitals.

“Merger Sub” has the meaning set forth in the recitals.

“Merger Shares” means shares of Common Stock issued by the Company at the Closing pursuant to Section 3.1 of the Merger Agreement (or issued in connection with the exercise of options exchanged under Section 3.3 of the Merger Agreement).

“Minimum Amount” has the meaning set forth in Section 2.02(a).

“Misstatement” means an untrue statement of a material fact or an omission to state a material fact required to be stated in a Registration Statement or Prospectus, or necessary to make the statements in a Registration Statement or Prospectus, in the light of the circumstances under which they were made, not misleading.

“Other Coordinated Offering” has the meaning set forth in Section 2.07(a).

“own” or “ownership” (and derivatives of such terms) means (i) ownership of record, and (ii) “beneficial ownership” as defined in Rule 13d-3 or Rule 16a-1(a)(2) promulgated by the Commission under the Exchange Act (but without regard to any requirement for a security or other interest to be registered under Section 12 of the Securities Act of 1933, as amended).

“Person” means an individual, corporation, limited liability company, partnership, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Piggyback Registration” has the meaning set forth in Section 2.03(a).

“Private Placement Warrants” the Domesticated Aurora Warrants originally issued pursuant to the various private placement warrant purchase agreements filed by Aurora with the Commission.

“Prospectus” means the prospectus included in any Registration Statement, as supplemented by any and all prospectus supplements and as amended by any and all post-effective amendments and including all material incorporated by reference in such prospectus.

“Registrable Securities” shall mean (i) Common Stock (including the Sponsor Shares and the Merger Shares); (ii) the Private Placement Warrants, including the shares of Common Stock issued or issuable upon the exercise of any Private Placement Warrants; (iii) the Domesticated Aurora Units, including the shares of Common Stock and Domesticated Aurora Warrants comprising such units (including the shares of Common Stock issued or issuable upon the exercise of any such Domesticated Aurora Warrants); (iv) any other equity security (including the shares of Common Stock issued or issuable upon the exercise of any other equity security) of the Company, (v) any shares of Common Stock or Domesticated Aurora Warrants (including any shares of Common Stock issued or issuable upon the exercise of any such Domesticated Aurora Warrant) otherwise acquired or owned by a holder following the date hereof to the extent that such securities are “restricted securities” (as defined in Rule 144) or are otherwise held by an “affiliate” (as defined in Rule 144) of the Company and (vi) any other equity security of the Company or any of its subsidiaries issued or issuable with respect to any such share of Common Stock by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or reorganization or similar transactions; provided, however, that as to any particular Registrable Security, such securities shall cease to be Registrable Securities when: (A) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been sold, transferred, disposed of or exchanged in accordance with such Registration Statement; (B) such securities shall have ceased to be outstanding; (C) such securities may be sold without registration pursuant to Rule 144 promulgated under the Securities Act (or any successor rule promulgated thereafter by the Commission) (“Rule 144”) or another similar exemption under the Securities Act is available for the sale of such securities during a three-month period without registration, volume, current public information or other restrictions, requirements or limitations under such rules, and when any restrictive legends on such securities have been removed; or (D) such securities have been sold to, or through, a broker, dealer or underwriter in a public distribution or other public securities transaction.

“Registration” means a registration, including any related Shelf Takedown, effected by preparing and filing a registration statement, prospectus or similar document in compliance with the requirements of the Securities Act, and the applicable rules and regulations promulgated thereunder, and such registration statement becoming effective.

“Registration Expenses” shall mean the out-of-pocket expenses of a Registration, including, without limitation, the following:

(i)             all registration and filing fees (including fees with respect to filings required to be made with the Financial Industry Regulatory Authority, Inc.) and any securities exchange on which the Common Stock is then listed;

(ii)            fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of outside counsel for the Underwriters, placement agent or sales agent in connection with blue sky qualifications of Registrable Securities);

(iii)            printing, messenger, telephone and delivery expenses;

(iv)            reasonable fees and disbursements of counsel for the Company;

(v)       reasonable fees and disbursements of all independent registered public accountants of the Company incurred specifically in connection with such Registration (including the expenses of any “comfort letters” required by or incident to such performance); and

(vi)            reasonable fees and expenses of one (1) legal counsel selected by the majority-in-interest of the Demanding Holders in connection with an Underwritten Offering, not to exceed $75,000.

“Registration Statement” means any registration statement (including with respect to any Shelf or Shelf Takedown, as applicable) that covers the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus included in such registration statement, amendments (including post-effective amendments) and supplements to such registration statement, and all exhibits to and all material incorporated by reference in such registration statement.

“Representative” means, with respect to any Person, any director, officer, employee, consultant, financial advisor, counsel, accountant or other agent of such Person.

“Securities Act” means the Securities Act of 1933, as amended.

“Shelf” shall mean the Form S-1 Shelf, the Form S-3 Shelf or any Subsequent Shelf Registration Statement, as the case may be.

“Shelf Registration” means a registration of securities pursuant to a registration statement filed with the Commission in accordance with and pursuant to Rule 415 promulgated under the Securities Act (or any successor rule then in effect).

“Shelf Takedown” means an Underwritten Shelf Takedown or any proposed transfer or sale using a Registration Statement, including a Piggyback Registration.

“Sponsor” has the meaning set forth in the preamble.

“Sponsor Holders” means each Stockholder that received Class B Common Stock from the Sponsor.

“Sponsor Representative” means Khurram Kayani or such other person appointed to such capacity by Sponsor from time to time.

“Sponsor Shares” means shares of Common Stock owned, directly or indirectly, by Sponsor or any Sponsor Holders immediately following the Closing, that were issued upon conversion of shares of Class B Common Stock originally issued prior to Aurora’s initial public offering or issued as part of the issuance of the Cayman Aurora Units simultaneously with the closing of Aurora’s initial public offering. For the avoidance of doubt, Sponsor Shares do not include warrants to acquire shares of Common Stock held by Sponsor or any shares issued upon the exercise of such warrants.

“Stockholders” has the meaning set forth in the preamble.

“Subsequent Shelf Registration Statement” has the meaning given defined in Section 2.01(b).

“Subsidiary” means, with respect to any Person, any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person.

“Suspension Period” has the meaning set forth in Section 2.04(d).

“Target” has the meaning set forth in the preamble.

“Target Investors’ Rights Agreement” has the meaning set forth in the recitals.

“Transactions” has the meaning set forth in the recitals.

“Transaction Documents” means this Agreement, the Merger Agreement, and any other agreements related to the Transactions.

“Transfer” shall mean the (a) sale of, offer to sell, contract or agreement to sell, hypothecate, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to, any security, (b) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (c) public announcement of any intention to effect any transaction specified in clause (a) or (b).

“Underwriter” or “Underwriters” means a securities dealer who purchases any Registrable Securities as principal in an Underwritten Offering and not as part of such dealer’s market-making activities.

“Underwritten Offering” means a Registration in which securities of the Company are sold to an Underwriter in a firm commitment underwriting for distribution to the public (including, for avoidance of doubt any Underwritten Shelf Takedown).

“Underwritten Shelf Takedown” an Underwritten Offering that is registered pursuant to a Shelf Registration.

Article II
REGISTRATION RIGHTS

Section 2.01       Registration Statement.

(a)               Filing. Company shall, as soon as practicable after the Closing, but in any event within forty-five (45) days following the Effective Date, file a Registration Statement on Form S-1 (the “Form S-1 Shelf”) under the Securities Act to permit the public resale of all the Registrable Securities held by the Stockholders on a delayed or continuous basis as permitted by Rule 415 under the Securities Act (or any successor or similar provision adopted by the Commission then in effect) on the terms and conditions specified in this Section 2.01(a) and shall use its reasonable best efforts to cause such Shelf to be declared effective as soon as practicable after the filing thereof, but in any event no later than the earlier of (i) ninety (90) days (or one-hundred twenty (120) days if the Commission notifies the Company that it will “review” the Shelf) after the Effective Date and (ii) the tenth (10th) Business Day after the date the Company is notified (orally or in writing, whichever is earlier) by the Commission that such Shelf will not be “reviewed” or will not be subject to further review (such earlier date, the “Effectiveness Deadline”). Following the filing of a Form S-1 Shelf, the Company shall use its commercially reasonable efforts to convert the Form S-1 Shelf (and any Subsequent Shelf Registration) to a Registration Statement on Form S-3 (the “Form S-3 Shelf”) as soon as practicable after the Company is eligible to use Form S-3. A Registration Statement filed pursuant to this Section 2.01(a) shall provide for the resale pursuant to any method or combination of methods legally available to, and requested by, the Stockholders. The Company shall use its commercially reasonable efforts to cause a Registration Statement filed pursuant to this Section 2.01(a) to remain effective, and to be supplemented and amended to the extent necessary to ensure that such Shelf is available or, if not available, that another registration statement is available, for the resale of all the Registrable Securities held by the Stockholders until all such Registrable Securities have ceased to be Registrable Securities. As soon as practicable following the effective date of a Registration Statement filed pursuant to this Section 2.01, but in any event within three (3) Business Days of such date, the Company shall notify the Stockholders of the effectiveness of such Shelf. When effective, a Registration Statement filed pursuant to this Section 2.01(a) (including any documents incorporated therein by reference) will comply as to form in all material respects with all applicable requirements of the Securities Act and the Exchange Act and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of any Prospectus contained in such Registration Statement, in the light of the circumstances under which such statement is made).

(b)               Subsequent Shelf Registration. If any Registration Statement ceases to be effective under the Securities Act for any reason at any time while Registrable Securities are still outstanding, the Company shall, subject to Section 2.04(d), use its commercially reasonable efforts to as promptly as is reasonably practicable cause such Registration Statement to again become effective under the Securities Act (including obtaining the prompt withdrawal of any order suspending the effectiveness of such Shelf), and shall use its commercially reasonable efforts to as promptly as is reasonably practicable amend such Registration Statement in a manner reasonably expected to result in the withdrawal of any order suspending the effectiveness of such Shelf or file an additional registration statement as a Shelf Registration (a “Subsequent Shelf Registration”) registering the resale of all Registrable Securities (determined as of two business days prior to such filing), and pursuant to any method or combination of methods legally available to, and requested by, any Stockholder named therein. If a Subsequent Shelf Registration is filed, the Company shall use its commercially reasonable efforts to (i) cause such Subsequent Shelf Registration to become effective under the Securities Act as promptly as is reasonably practicable after the filing thereof (it being agreed that the Subsequent Shelf Registration shall be an automatic shelf registration statement (as defined in Rule 405 promulgated under the Securities Act) if the Company is a well-known seasoned issuer (as defined in Rule 405 promulgated under the Securities Act) at the most recent applicable eligibility determination date) and (ii) keep such Subsequent Shelf Registration continuously effective, available for use and in compliance with the provisions of the Securities Act until such time as there are no longer any Registrable Securities. Any such Subsequent Shelf Registration shall be on Form S-3 to the extent that the Company is eligible to use such form. Otherwise, such Subsequent Shelf Registration shall be on another appropriate form.

Section 2.02       Underwritten Offering.

(a)               Demand Rights. In the event that, following the expiration of the applicable Lock-up Period, (i) Legacy Target Stockholders representing at least twenty-five (25%) in the aggregate of the Registrable Securities then-held by the Legacy Target Stockholders or (ii) the Sponsor Representative (acting on behalf of Sponsor or any Sponsor Holder), elect to dispose of Registrable Securities under a Registration Statement pursuant to an Underwritten Offering of all or part of such Registrable Securities that are registered by such Registration Statement and reasonably expect aggregate gross proceeds in excess of $25,000,000 (the “Minimum Amount”) from such Underwritten Offering, then the Company shall, upon the written demand of such Legacy Target Stockholders or the Sponsor Representative (each, a “Demanding Holder” and, collectively, the “Demanding Holders”), enter into an underwriting agreement in a form as is customary in Underwritten Offerings of equity securities with the managing Underwriter or Underwriters selected by the Demanding Holders, which such Underwriter or Underwriters shall be reasonably acceptable to the Company, and shall take all such other reasonable actions as are requested by the managing Underwriter or Underwriters in order to expedite or facilitate the disposition of such Registrable Securities; provided, however, that the Company shall have no obligation to facilitate or participate in more than (i) three (3) Underwritten Offerings at the request or demand of the Legacy Target Stockholders or (ii) two (2) Underwritten Offerings at the request or demand of the Sponsor Representative (acting on behalf of Sponsor or any Sponsor Holder); provided, further that if an Underwritten Offering is commenced but terminated prior to the pricing thereof for any reason, such Underwritten Offering will not be counted as an Underwritten Offering pursuant to this Section 2.02.

(b)               Notice. Except in the case of an “overnight” or a “bought” offering, in which case no notice to, or participation by, other Stockholders shall apply, the Company shall give written notice to each other Stockholder within one (1) Business Day regarding any such proposed Underwritten Offering, and such notice shall offer such Stockholder the opportunity to include in the Underwritten Offering such number of Registrable Securities as each such Stockholder may request. Each such Stockholder shall make such request in writing to the Company within five (5) Business Days after the receipt of any such notice from the Company, which request shall specify the number of Registrable Securities intended to be disposed of by such Stockholder. In connection with any Underwritten Offering contemplated by this Section 2.02, the underwriting agreement into which each Demanding Holder and the Company shall enter shall contain such representations, covenants, indemnities (subject to Section 2.05) and other rights and obligations as are customary in underwritten offerings of equity securities. No Demanding Holder shall be required to make any representations or warranties to or agreements with the Company or the Underwriters other than representations, warranties or agreements regarding such Demanding Holder’s authority to enter into such underwriting agreement and to sell, and its ownership of, the securities being registered on its behalf, its intended method of distribution and any other representation required by law.

(c)               Reduction of Underwritten Offering. If the managing Underwriter or Underwriters in an Underwritten Offering, in good faith, advises the Company and the Demanding Holders that the dollar amount or number of Registrable Securities that the Demanding Holders desire to sell, taken together with all Common Stock or other equity securities that the Company or any other Stockholder desires to sell and the shares of Common Stock, if any, as to which a Registration has been requested pursuant to separate written contractual piggy-back registration rights held by any other stockholders who desire to sell, exceeds the maximum dollar amount or maximum number of equity securities that can be sold in the Underwritten Offering without adversely affecting the proposed offering price, the timing, the distribution method, or the probability of success of such offering (such maximum dollar amount or maximum number of such securities, as applicable, the “Maximum Number of Securities”), then the Company shall include in such Underwritten Offering, as follows:

(i)           first, the Registrable Securities of the Demanding Holders and other Stockholders who have elected to participate in the Underwritten Offering pursuant to Section 2.02(a) and Section 2.02(b), pro rata based on the respective number of Registrable Securities that each Demanding Holder and other Stockholder has requested be included in such Underwritten Offering and the aggregate number of Registrable Securities that the Demanding Holders and other Stockholders have requested be included in such Underwritten Offering that can be sold without exceeding the Maximum Number of Securities;

(ii)             second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (i), Common Stock or other equity securities that the Company desires to sell, which can be sold without exceeding the Maximum Number of Securities;

(iii)            third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (i) and (ii), Common Stock or other equity securities of persons or entities that the Company is obligated to register in a Registration pursuant to separate written contractual arrangements with such persons, pro rata, which can be sold without exceeding the Maximum Number of Securities.

(d)               Withdrawal. A Demanding Holder shall have the right to withdraw all or any portion of its Registrable Securities included in an Underwritten Offering pursuant to this Section 2.02 for any or no reason whatsoever upon written notification to the Company and the Underwriter or Underwriters of its intention to withdraw from such Underwritten Offering prior to the pricing of such Underwritten Offering and such withdrawn amount shall no longer be considered an Underwritten Offering; provided, however, that upon the withdrawal of an amount of Registrable Securities that results in the remaining amount of Registrable Securities included by the Demanding Holders in such Underwritten Offering being less than the Minimum Amount, the Company shall cease all efforts to complete the Underwritten Offering and, for the avoidance of doubt, such Underwritten Offering shall not be considered an Underwritten Offering for purposes of the first proviso set forth in Section 2.02(a) with respect to the Legacy Target Stockholders or the Sponsor Representative, as applicable. Notwithstanding anything to the contrary in this Agreement, the Company shall be responsible for the Registration Expenses incurred in connection with an Underwritten Offering prior to its withdrawal under this Section 2.02(d).

Section 2.03       Piggyback Registration Rights.

(a)               Piggyback Rights. If at any time the Company proposes to file a Registration Statement under the Securities Act with respect to an Underwritten Offering of equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into equity securities, for its own account or for the account of stockholders of the Company (other than by Stockholders pursuant to Section 2.02(a) hereof) on a form that would permit registration of Registrable Securities, other than a Registration Statement (i) filed in connection with any employee stock option or other benefit plan, (ii) for an exchange offer or offering of securities solely to the Stockholders, (iii) for an offering of debt that is convertible into equity securities of the Company, (iv) for a dividend reinvestment plan or (v) on Form S-4, then the Company shall give written notice of such proposed filing to all of the Stockholders as soon as practicable but not less than ten (10) days before the anticipated filing date of such Registration Statement, which notice shall (A) describe the amount and type of securities to be included in such offering, the intended method(s) of distribution, and the name of the proposed managing Underwriter or Underwriters, if any, in such offering, and (B) offer to all of the Stockholders the opportunity to register the sale of such number of Registrable Securities as such Stockholders may request in writing within five (5) Business days after receipt of such written notice (and in the case of an “overnight” or “bought” offering, such requests must be made by the Stockholders within one (1) Business Day after the delivery of any such notice by the Company) (such Registration a “Piggyback Registration”); provided, however, that if the Company has been advised by the managing Underwriter(s) that the inclusion of Registrable Securities for sale for the benefit of the Stockholders will have an adverse effect on the price, timing or distribution of the Common Stock in the Underwritten Offering, then (A) if no Registrable Securities can be included in the Underwritten Offering in the opinion of the managing Underwriter(s), the Company shall not be required to offer such opportunity to the Stockholders or (B) if any Registrable Securities can be included in the Underwritten Offering in the opinion of the managing Underwriter(s), then the amount of Registrable Securities to be offered for the accounts of Stockholders shall be determined based on the provisions of Section 2.03(c).

(b)               Underwritten Offerings. Subject to Section 2.03(c), the Company shall, in good faith, cause such Registrable Securities to be included in such Piggyback Registration and shall use its commercially reasonable efforts to cause the managing Underwriter or Underwriters of a proposed Underwritten Offering to permit the Registrable Securities requested by the Stockholders pursuant to this Section 2.03 to be included in a Piggyback Registration on the same terms and conditions as any similar securities of the Company included in such Registration and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method(s) of distribution thereof. If no written request for inclusion from a Stockholder is received within the specified time, each such Stockholder shall have no further right to participate in such Underwritten Offering. All such Stockholders proposing to distribute their Registrable Securities through an Underwritten Offering under this Section 2.03 shall enter into an underwriting agreement in customary form with the Underwriter(s) selected for such Underwritten Offering by the Company.

(c)               Reduction of Offering. If the managing Underwriter or Underwriters in an Underwritten Offering that is to be a Piggyback Registration, in good faith, advises the Company and the Stockholders participating in the Piggyback Registration that the dollar amount or number of shares of Common Stock that the Company desires to sell, taken together with (i) the shares of Common Stock, if any, as to which Registration has been demanded pursuant to separate written contractual arrangements with persons or entities other than the Stockholders hereunder, (ii) the Registrable Securities as to which registration has been requested pursuant to Sections 2.01 and 5.02, and (iii) the shares of Common Stock, if any, as to which Registration has been requested pursuant to separate written contractual piggy-back registration rights of other stockholders of the Company, exceeds the Maximum Number of Securities, then:

(i)              If the Registration is undertaken for the Company’s account, the Company shall include in any such Registration:

(A)             first, shares of Common Stock or other equity securities that the Company desires to sell for the Company’s account, which can be sold without exceeding the Maximum Number of Securities;

(B)             second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (A), the Registrable Securities of Stockholders exercising their rights to register their Registrable Securities pursuant to Sections 2.02 and 2.03 hereof, pro rata based on the respective number of Registrable Securities that each Stockholder has requested be included in such Underwritten Offering and the aggregate number of Registrable Securities that the Stockholders have requested be included in such Underwritten Offering that can be sold without exceeding the Maximum Number of Securities;

(C)             third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A) and (B), shares of Common Stock, if any, as to which Registration has been requested pursuant to written contractual piggy-back registration rights of other stockholders of the Company, which can be sold without exceeding the Maximum Number of Securities

(ii)             If the Registration is pursuant to a request by persons or entities other than the Stockholders or the Company, then the Company shall include in any such Registration:

(A)             first, shares of Common Stock or other equity securities, if any, of such requesting persons or entities, other than the Stockholders, which can be sold without exceeding the Maximum Number of Securities;

(B)             second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (A), the Registrable Securities of Stockholders exercising their rights to register their Registrable Securities pursuant to Sections 2.02 and 2.03 hereof, pro rata based on the respective number of Registrable Securities that each Stockholder has requested be included in such Underwritten Offering and the aggregate number of Registrable Securities that the Stockholders have requested be included in such Underwritten Offering that can be sold without exceeding the Maximum Number of Securities;

(C)             third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A) and (B), shares of Common Stock or other equity securities that the Company desires to sell, which can be sold without exceeding the Maximum Number of Securities; and

(D)             fourth, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A), (B) and (C), shares of Common Stock or other equity securities for the account of other persons or entities that the Company is obligated to register pursuant to separate written contractual arrangements with such persons or entities, which can be sold without exceeding the Maximum Number of Securities.

(iii)            Any Stockholder shall have the right to withdraw from a Piggyback Registration for any or no reason whatsoever upon written notification to the Company and the Underwriter or Underwriters (if any) of its intention to withdraw from such Piggyback Registration prior to the pricing of such Underwritten Offering. The Company (whether on its own good faith determination or as the result of a request for withdrawal by persons pursuant to separate written contractual obligations) may withdraw a Registration Statement filed with the Commission in connection with a Piggyback Registration at any time prior to the effectiveness of such Registration Statement. Notwithstanding anything to the contrary in this Agreement, the Company shall be responsible for the Registration Expenses incurred in connection with the Piggyback Registration prior to its withdrawal under this Section 2.03.

(d)               For purposes of clarity, any Registration effected pursuant to Section 2.03 hereof shall not be counted as a Registration effected under Section 2.02 hereof.

Section 2.04       Company Procedures.

(a)               General Procedures. The Company shall use its commercially reasonable efforts to effect the Registration of Registrable Securities in accordance with the intended plan of distribution thereof, and pursuant thereto the Company shall, as expeditiously as practicable:

(i)              prepare and file with the Commission such amendments and post-effective amendments to the Registration Statement, and such supplements to the Prospectus, as may be required by the rules, regulations or instructions applicable to the registration form used by the Company or by the Securities Act or rules and regulations thereunder to keep the Registration Statement effective until all of such Registrable Shares have been disposed of (if earlier) in accordance with the intended plan of distribution set forth in such Registration Statement or supplement to the Prospectus;

(ii)           prior to filing a Registration Statement or Prospectus, or any amendment or supplement thereto, furnish without charge to the Underwriters, if any, and the Stockholders included in such Registration, and to one legal counsel selected by such Stockholders, copies of such Registration Statement as proposed to be filed, each amendment and supplement to such Registration Statement (in each case including all exhibits thereto and documents incorporated by reference therein), the Prospectus included in such Registration (including each preliminary Prospectus), and such other documents as the Underwriters and the Stockholders included in such Registration or the legal counsel for any such Stockholders may request in order to facilitate the disposition of the Registrable Securities owned by such Stockholders.

(iii)          prior to any public offering of Registrable Securities, use its commercially reasonable efforts to (i) register or qualify the Registrable Securities covered by the Registration Statement under such securities or “blue sky” laws of such jurisdictions in the United States as the Stockholders included in such Registration Statement (in light of their intended plan of distribution) may request and (ii) take such action reasonably necessary to cause such Registrable Securities covered by the Registration Statement to be registered with or approved by such other Governmental Authorities as may be reasonably necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be reasonably necessary or advisable to enable the Stockholders included in such Registration Statement to consummate the disposition of such Registrable Securities in such jurisdictions; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify or take any action to which it would be subject to general service of process or taxation in any such jurisdiction where it is not then otherwise so subject;

(iv)          cause all such Registrable Securities to be listed on each securities exchange or automated quotation system on which similar securities issued by the Company are then listed;

(v)             provide a transfer agent or warrant agent, as applicable, and registrar for all such Registrable Securities no later than the effective date of such Registration Statement;

(vi)           advise each seller of such Registrable Securities, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such Registration Statement or the initiation or threatening of any proceeding for such purpose and promptly use its commercially reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued;

(vii)          at least five (5) days prior to the filing of any Registration Statement or Prospectus or any amendment or supplement to such Registration Statement furnish a copy thereof to each seller of such Registrable Securities and its counsel, including, without limitation, providing copies promptly upon receipt of any comment letters received with respect to any such Registration Statement or Prospectus;

(viii)          notify the Stockholders at any time when a Prospectus relating to such Registration Statement is required to be delivered under the Securities Act, of the happening of any event as a result of which the Prospectus included in such Registration Statement, as then in effect, includes a Misstatement, and then to correct such Misstatement as set forth in Section 2.04(d) hereof;

(ix)             permit a representative of the Stockholders (such representative to be selected by a majority of the participating Stockholders), the Underwriters, if any, and any attorney or accountant retained by such Stockholders or Underwriter to participate, at each such person’s own expense, in the preparation of the Registration Statement, and cause the Company’s officers, directors and employees to supply all information reasonably requested by any such representative, Underwriter, brokers or placement agents of the Stockholders, attorney or accountant in connection with the Registration, including but not limited to providing any due diligence materials and participating in any customary due diligence sessions requested by such parties; provided, however, that such representatives or Underwriters enter into a confidentiality agreement, in form and substance reasonably satisfactory to the Company, prior to the release or disclosure of any such information; and provided further, the Company may not include the name of any Stockholder or Underwriter or any information regarding any Stockholder or Underwriter in any Registration Statement or Prospectus, any amendment or supplement to such Registration Statement or Prospectus, any document that is to be incorporated by reference into such Registration Statement or Prospectus, or any response to any comment letter, without the prior written consent of such Stockholder or Underwriter and providing each such Stockholder or Underwriter a reasonable amount of time to review and comment on such applicable document, which comments the Company shall include unless contrary to applicable law;

(x)           obtain a “cold comfort” letter from the Company’s independent registered public accountants in the event of an Underwritten Registration which the participating Stockholders may rely on, in customary form and covering such matters of the type customarily covered by “cold comfort” letters as the managing Underwriter, brokers or placement agents of the Stockholders may reasonably request, and reasonably satisfactory to a majority-in-interest of the participating Stockholders;

(xi)           on the date the Registrable Securities are delivered for sale pursuant to such Registration, obtain an opinion and negative assurance letter, dated such date, of counsel representing the Company for the purposes of such Registration, addressed to the Stockholders, the placement agent or sales agent, if any, and the Underwriters, if any, covering such legal and negative assurance matters with respect to the Registration in respect of which such opinion or negative assurance letter is being given as the Stockholders, placement agent, sales agent, or Underwriter may reasonably request and as are customarily included in such opinions and negative assurance letters, and reasonably satisfactory to a majority in interest of the participating Stockholders;

(xii)          in the event of any Underwritten Offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing Underwriter of such offering;

(xiii)        make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve (12) months beginning with the first day of the Company’s first full calendar quarter after the effective date of the Registration Statement which satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any successor rule promulgated thereafter by the Commission);

(xiv)         if the Registration involves the Registration of Registrable Securities involving gross proceeds in excess of $50,000,000, use its reasonable efforts to make available senior executives of the Company to participate in customary “road show” presentations that may be reasonably requested by the Underwriter in any Underwritten Offering; and

(xv)         otherwise, in good faith, cooperate reasonably with, and take such customary actions as may reasonably be requested by the Stockholders, in connection with such Registration.

(b)               Registration Expenses. The Registration Expenses of all Registrations shall be borne by the Company. It is acknowledged by the Stockholders that the Stockholders shall bear all incremental selling expenses relating to the sale of Registrable Securities, such as Underwriters’ commissions and discounts, brokerage fees, Underwriter marketing costs and, other than as set forth in the definition of “Registration Expenses,” all reasonable fees and expenses of any legal counsel representing the Stockholders.

(c)                 Requirements for Participation in Underwritten Offerings. No person may participate in any Underwritten Offering for equity securities of the Company pursuant to a Registration initiated by the Company hereunder unless such person (i) agrees to sell such person’s securities on the basis provided in any underwriting arrangements approved by the Company and (ii) completes and executes all customary questionnaires, powers of attorney, indemnities, lock-up agreements, underwriting agreements and other customary documents as may be reasonably required under the terms of such underwriting arrangements.

(d)               Suspension of Sales; Adverse Disclosure.

(i)                 Upon receipt of written notice from the Company that a Registration Statement or Prospectus contains a Misstatement, each of the Stockholders shall forthwith discontinue disposition of Registrable Securities until he, she or it has received copies of a supplemented or amended Prospectus correcting the Misstatement (it being understood that the Company hereby covenants to prepare and file such supplement or amendment as soon as practicable after the time of such notice), or until he, she or it is advised in writing by the Company that the use of the Prospectus may be resumed (any such period, a “Suspension Period”). In no event shall any Suspension Period continue for more than one-hundred twenty (120) days in the aggregate during any 365-day period.

(ii)              The Company may (a) postpone the filing or the effectiveness of a Registration Statement or of a supplement or amendment thereto during the regular quarterly period during which directors and executive officers of the Company are not permitted to trade under the insider trading policy of the Company then in effect until the expiration of such quarterly period (but in no event later than two (2) Business Days after the date of the Company’s quarterly earnings announcement) and (b) postpone for up to ninety (90) calendar days the filing or the effectiveness of a Registration Statement or of a supplement or amendment thereto if it would require the Company to make an Adverse Disclosure (any such period in either clause (a) or (b) to be referred to as a “Blackout Period”). In the event the Company exercises its rights under the preceding sentence, the Stockholders agree to suspend, immediately upon their receipt of notice from the Company, their use of the Prospectus relating to any Registration in connection with any sale or offer to sell Registrable Securities. The Company shall immediately notify the Stockholders of the expiration of any period during which it exercised its rights under this Section 2.04(d). The postponement rights in clause (b) of the first sentence of this Section 2.04(d)(ii) shall not be applicable to any Stockholder for more than a total of ninety (90) calendar days during any period of twelve (12) consecutive months. The postponement rights in clause (b) of the first sentence of this Section 2.04(d)(ii) shall not be applicable to any Stockholder for more than a total of one hundred eighty (180) calendar days during any period of twelve (12) consecutive months.

(e)               Reporting Obligations. As long as any Stockholder shall own Registrable Securities, the Company, at all times while it shall be a reporting company under the Exchange Act, covenants to file timely (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to Sections 13(a) or 15(d) of the Exchange Act and to promptly furnish the Stockholders with true and complete copies of all such filings. The Company further covenants that it shall take such further action as any Stockholder may reasonably request, all to the extent required from time to time to enable such Stockholder to sell shares of Common Stock held by such Stockholder without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act (or any successor rule promulgated thereafter by the Commission), including providing any legal opinions. Upon the request of any Stockholder, the Company shall deliver to such Stockholder a written certification of a duly authorized officer as to whether it has complied with such requirements.

Section 2.05       Indemnification and Contribution.

(a)               The Company agrees to indemnify, to the extent permitted by law, each Stockholder, its officers and directors and each person who controls such Stockholder (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and out-of-pocket expenses (including reasonable outside attorneys’ fees) caused by any untrue or alleged untrue statement of material fact contained in any Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Company by such Stockholder expressly for use therein. The Company shall indemnify the Underwriters, brokers or placement agents of the Stockholders, their officers and directors and each person who controls such Underwriters, brokers or placement agents of the Stockholders (within the meaning of the Securities Act) to the same extent as provided in the foregoing with respect to the indemnification of the Stockholder.

(b)               In connection with any Registration Statement in which a Stockholder is participating, such Stockholder shall furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such Registration Statement or Prospectus and, to the extent permitted by law, shall indemnify the Company, its directors and officers and agents and each person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and out-of-pocket expenses (including without limitation reasonable outside attorneys’ fees) resulting from any untrue statement of material fact contained in the Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by such Stockholder expressly for use therein; provided, however, that the obligation to indemnify shall be several, not joint and several, among such Stockholders of Registrable Securities, and the liability of each such Stockholder of Registrable Securities shall be in proportion to and limited to the net proceeds received by such Stockholder from the sale of Registrable Securities pursuant to such Registration Statement. The Stockholders shall indemnify the Underwriters, their officers, directors and each person who controls such Underwriters (within the meaning of the Securities Act) to the same extent as provided in the foregoing with respect to indemnification of the Company.

(c)               Any person entitled to indemnification herein shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any person’s right to indemnification hereunder to the extent such failure has not materially prejudiced the indemnifying party) and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement) or which settlement does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

(d)               The indemnification provided for under this Article V shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling person of such indemnified party and shall survive the transfer of securities. The Company and each Stockholder participating in an offering also agrees to make such provisions as are reasonably requested by any indemnified party for contribution to such party in the event the Company’s or such Stockholder’s indemnification is unavailable for any reason.

(e)               If the indemnification provided under Section 2.07 hereof from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities and expenses referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities and out-of-pocket expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by, or relates to information supplied by, such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action; provided, however, that the liability of any Stockholder under this Section 2.07(e) shall be limited to the amount of the net proceeds received by such Stockholder in such offering giving rise to such liability. The amount paid or payable by a party as a result of the losses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth in Sections 2.07(a), (b) and (c) above, any legal or other fees, charges or out-of-pocket expenses reasonably incurred by such party in connection with any investigation or proceeding. The parties hereto agree that it would not be just and equitable if contribution pursuant to this subsection Section 2.07(e) were determined by pro rata allocation or by any other method of allocation, which does not take account of the equitable considerations referred to in this Section 2.07(e). No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this Section 2.07(e) from any person who was not guilty of such fraudulent misrepresentation.

(f)                The provisions of this Section 2.07 are intended to be for the benefit of, and shall be enforceable by, each of the Underwriters, brokers or placement agents of the Stockholders, each of whom is an intended third-party beneficiary of this Section 2.07.

Section 2.06       Miscellaneous Registration Rights Provisions. The Company represents and warrants that no Person, other than a Stockholder, has any right to require the Company to register any securities of the Company for sale or to include such securities of the Company in any Registration filed by the Company for the sale of securities for its own account or for the account of any other person. Further, the Company represents and warrants that this Agreement supersedes any other registration rights agreement or agreement with similar terms and conditions and in the event of a conflict between any such agreement or agreements and this Agreement, the terms of this Agreement shall prevail.

Section 2.07       Block Trades; Other Coordinated Offerings.

(a)               Notwithstanding the foregoing, at any time and from time to time when an effective Registration Statement is on file with the Commission and effective, if a Demanding Holder wishes to engage in (a) a Block Trade or (b) an “at the market” or similar registered offering through a broker, sales agent or distribution agent, whether as agent or principal (an “Other Coordinated Offering”), in each case with a total offering price reasonably expected to exceed, in the aggregate, either (x) $50,000,000 or (y) all remaining Registrable Securities held by the Demanding Holder, then notwithstanding the time periods provided for in Section 2.02(a), such Demanding Holder shall notify the Company of the Block Trade or Other Coordinated Offering at least five (5) business days prior to the day such offering is to commence and the Company shall as expeditiously as possible use its commercially reasonable efforts to facilitate such Block Trade or Other Coordinated Offering; provided that the Demanding Holders representing a majority of the Registrable Securities wishing to engage in the Block Trade or Other Coordinated Offering shall use commercially reasonable efforts to work with the Company and any Underwriters or placement agents or sales agents prior to making such request in order to facilitate preparation of the registration statement, prospectus and other offering documentation related to the Block Trade or Other Coordinated Offering.

(b)               Prior to the filing of the applicable “red herring” prospectus or prospectus supplement used in connection with a Block Trade or Other Coordinated Offering, a majority-in-interest of the Demanding Holders initiating such Block Trade or Other Coordinated Offering shall have the right to submit a Withdrawal Notice to the Company and the Underwriter or Underwriters or placement agents or sales agents (if any) of their intention to withdraw from such Block Trade or Other Coordinated Offering.

(c)               For avoidance of doubt, any Registration effected pursuant to this Section 2.07 shall not be deemed an Underwritten Shelf Takedown and within the cap on Underwritten Shelf Takedowns provided in the last sentence of Section 2.02(a). Notwithstanding the foregoing, a Demanding Holder may demand no more than two (2) Block Trades or Other Coordinated Offerings pursuant to this Section 2.07 in any twelve (12) month period.

(d)               Notwithstanding anything to the contrary in this Agreement, Section 2.03 hereof shall not apply to a Block Trade or Other Coordinated Offering initiated by a Demanding Holder pursuant to this Agreement.

(e)               The Demanding Holder in a Block Trade shall have the right to select the Underwriters and any sale agents or placement agents (if any) for such Block Trade or Other Coordinated Offering (in each case, which shall consist of one or more reputable nationally recognized investment banks).

Article III
MISCELLANEOUS

Section 3.01       Release of Liability.

In the event any Stockholder shall Transfer all of the Common Stock held by such Stockholder in compliance with the provisions of this Agreement (including, without limitation, if accompanied with the assignment of rights and obligations hereunder, the execution and delivery by the transferee of a Joinder Agreement) without retaining any interest therein, then such Stockholder shall cease to be a party to this Agreement and shall be relieved and have no further liability arising hereunder for events occurring from and after the date of such Transfer, except in the case of fraud or intentional misconduct.

Section 3.02       Term.

This Agreement shall terminate with respect to any Holder on the earlier of (i) the tenth anniversary of the date of this Agreement; (ii) the date that such Holder no longer holds any Registrable Securities and (iii) the right of any Holder to request registration or inclusion of Registrable Securities in any registration pursuant to Sections 2.02 and 2.03 shall terminate at such time as Rule 144 or another similar exemption under the Securities Act is available for the sale of all such Holder’s shares during a three-month period without registration, and without compliance with the public information requirements or volume limitations under such rules and when any restrictive legends on such Registrable Securities have been removed; provided however, that in each of clause (ii) and (iii), to the extent that such rights have terminated with respect to a Holder and such person subsequently again holds Registrable Securities at a time at which this Agreement otherwise remains in effect, then such person shall again have the benefit of this Agreement, including Sections 2.02 and 2.03. The provisions of Section 2.07 shall survive any termination.

Section 3.03       Notices.

All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given or made as follows: (a) when delivered in person or by a nationally recognized overnight courier (with written confirmation of receipt), (b) upon receipt of confirmation of successful transmission if sent by facsimile or email or (c) upon receipt if sent by certified or registered mail, return receipt requested, postage prepaid. Such communication shall (i) if being sent to a Stockholder, be sent to the address for such Stockholder set forth in the Company’s books and records, or to such other address or to the attention of such other person as the Stockholder has specified by prior written notice to the sending party or (ii) if being sent to the Company, to the addresses indicated below:

[•]
175 Greenwich St, 59th Floor
New York, NY 10007
Attention: Kevin Ryan
Email:	kryan@better.com

with a copy (which shall not constitute notice) to:

Sullivan & Cromwell LLP
125 Broad Street
New York, NY 10004
Attention: Mitchell S. Eitel, Jared M. Fishman, Sarah P. Payne
Email:	eitelm@sullcrom.com
fishmanj@sullcrom.com
paynes@sullcrom.com

Section 3.04       Interpretation.

For purposes of this Agreement, (a) the words “include,” “includes” and “including” shall be deemed to be followed by the words “without limitation”; (b) the word “or” is not exclusive; and (c) the words “herein,” “hereof,” “hereby,” “hereto” and “hereunder” refer to this Agreement as a whole. The definitions given for any defined terms in this Agreement shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. Unless the context otherwise requires, references herein: (x) to Articles, Sections, Exhibits and Schedules mean the Articles and Sections of, and Exhibits and Schedules attached to, this Agreement; (y) to an agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof and (z) to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted. The Exhibits and Schedules referred to herein shall be construed with, and as an integral part of, this Agreement to the same extent as if they were set forth verbatim herein.

Section 3.05       Headings.

The headings and other captions in this Agreement are for convenience and reference only and shall not constitute a part of this Agreement, nor shall they affect its meaning, construction or effect.

Section 3.06       Severability.

If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner so that the transactions contemplated hereby are consummated as originally contemplated to the fullest extent possible.

Section 3.07       Entire Agreement.

This Agreement (and all agreements entered into pursuant hereto and all certificates and instruments delivered pursuant hereto and thereto) constitutes the sole and entire agreement of the parties with respect to the subject matter contained herein and therein, and supersede all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter.

Section 3.08       Amendment and Modification; Waiver.

This Agreement may be amended, modified or waived only by a written instrument signed by each of (a) the Company, (b) the Sponsor Representative on behalf of the Sponsor and (c) the Stockholders holding a majority in interest of the Registrable Securities at the time in question; provided, however, that no such amendment, modification or waiver shall materially adversely change the rights or obligations of any Stockholder disproportionately generally vis a vis other Stockholders party to this Agreement without the written approval of such disproportionately affected Stockholder; provided, further, that no amendment, modification or waiver to any provision that materially adversely changes the rights or obligations of the Sponsor, its Affiliates or the Sponsor Representative shall be effective without the written consent of the Sponsor Representative. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

Section 3.09       Successors and Assigns.

This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns and transferees. Neither this Agreement nor any right, benefit, remedy, obligation or liability arising hereunder may be assigned by any party without the prior written consent of the other parties, and any attempted assignment without such consent shall be null and void and of no effect; provided that a Stockholder may assign any and all of its rights under this Agreement, together with its Common Stock, to a permitted assignee or transferee in compliance with Article II hereof (and such transferee or assignee shall be deemed to be a member of the any of the above mentioned groups to which the transferor belonged).

Section 3.10       No Third-Party Beneficiaries.

Except as provided in Section 2.07(f) hereof, this Agreement is for the sole benefit of the parties hereto and their respective successors and assigns and transferees and nothing herein, express or implied, is intended to or shall confer upon any other Person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 3.11       Governing Law.

This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than those of the State of Delaware.

Section 3.12       Equitable Remedies.

Each party hereto acknowledges that the other parties hereto would be irreparably damaged in the event of a breach or threatened breach by such party of any of its obligations under this Agreement and hereby agrees that in the event of a breach or a threatened breach by such party of any such obligations, each of the other parties hereto shall, in addition to any and all other rights and remedies that may be available to them in respect of such breach, be entitled to an injunction from a court of competent jurisdiction (without any requirement to post bond) granting such parties specific performance by such party of its obligations under this Agreement. In the event that any Action shall be brought in equity to enforce the provisions of this Agreement, no party shall allege, and each party hereby waives the defense, that there is an adequate remedy at law, and each party agrees to waive any requirement for the securing or posting of any bond in connection therewith.

Section 3.13       Counterparts.

This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, email or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

Section 3.14       Jurisdiction and Venue; Waiver of Jury Trial.

Any proceeding or Action based upon, arising out of or related to this Agreement or the transactions contemplated hereby must be brought in the Court of Chancery of the State of Delaware (or, to the extent such court does not have subject matter jurisdiction, the Superior Court of the State of Delaware, or the United States District Court for the District of Delaware) (the “Designated Courts”), and each of the parties irrevocably and unconditionally (i) consents and submits to the exclusive jurisdiction of each such court in any such proceeding or Action, (ii) waives any objection it may now or hereafter have to personal jurisdiction, venue or to convenience of forum, (iii) agrees that all claims in respect of the proceeding or Action shall be heard and determined only in any such court, and (iv) agrees not to bring any proceeding or Action arising out of or relating to this Agreement or the transactions contemplated hereby in any other court. Nothing herein contained shall be deemed to affect the right of any party to serve process in any manner permitted by Law or to commence Legal Proceedings or otherwise proceed against any other party in any other jurisdiction, in each case, to enforce judgments obtained in any Action, suit or proceeding brought pursuant to this Section 3.14.

EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY, UNCONDITIONALLY AND VOLUNTARILY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, SUIT OR PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

Sponsor hereby irrevocably appoints Cogency Global Inc., with offices at the date of this Agreement located at 850 New Burton Rd, Ste. 201 Dover, Delaware 19904, as its authorized agent on which any and all legal process may be served in any such action, suit or proceeding brought in the Designated Courts pursuant to this Section 3.14. Sponsor agrees that service of process in respect of it upon its agent, together with written notice of such service given to it in the manner provided in Section 3.03, shall be deemed to be effective service of process upon it in any such action, suit or proceeding. Sponsor agrees that the failure of its agent to give notice to it of any such service shall not impair or affect the validity of such service or any judgment rendered in any action, suit or proceeding based thereon. If for any reason the authorized agent shall cease to be available to act as such, Sponsor agrees to designate a new agent in the State of Delaware, on the terms and for the purposes of this Section 3.14. Nothing herein shall be deemed to limit the ability of any other party hereto to serve any such legal process in any other manner permitted by applicable law or to obtain jurisdiction over any such party or bring actions, suits or proceedings against it in such other jurisdictions, and in such manner, as may be permitted by applicable law.

Section 3.15       Additional Securities Subject to Agreement.

Each Stockholder agrees that any other Company Equity Interests which it shall hereafter acquire by means of a stock split, stock dividend, distribution, exercise of warrants or options, purchase or otherwise shall be subject to the provisions of this Agreement to the same extent as if held on the date hereof.

Section 3.16       Further Assurances.

Each party to this Agreement shall cooperate and take such action as may be reasonably requested by another party to this Agreement in order to carry out the provisions and purposes of this Agreement and the transactions contemplated hereby.

Section 3.17       Termination of Other Arrangements.

As of the Effective Date, the Eighth Amended and Restated Investors’ Rights Agreement, dated November 2, 2020 (the “Prior IRA”), among the Target and the Legacy Target Stockholders shall be terminated in accordance with its terms. The registration rights granted under this Agreement shall supersede any registration, qualification or similar rights of the Legacy Target Stockholders with respect to any shares or securities of the Target granted under the IRA and any other agreement, and any of such preexisting registration, qualification or similar rights and such agreements shall be terminated and of no further force and effect.

[Remainder of page left intentionally blank]

IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Registration Rights Agreement as of the date first above written.

COMPANY:
[•]

By:
Name:
Title:

STOCKHOLDERS:

[Entity [Beta] STOCKHOLDERS]

By:
Name:
Title:

[INDIVIDUAL [Beta] STOCKHOLDERS]

By:
Name:

Novator capital sponsor limited

By:

Name:	Jan Rottiers
Title:	Director

Novator capital sponsor limited

By:

Name:	Pericles Spyrou
Title:	Director

[Signature Page to Amended & Restated Registration Rights Agreement]

EXHIBIT A

JOINDER AGREEMENT

This Joinder Agreement (this “Joinder Agreement”) is made as of the date written below by the undersigned (the “Joining Party”) in accordance with the Registration Rights Agreement dated as of [•], 202[1] (as the same may be amended from time to time, the “Registration Rights Agreement”) among [•], a Delaware corporation (the “Company”), and the other persons or entities named as parties therein (as defined thereto).

Capitalized terms used, but not defined, herein shall have the meaning ascribed to such terms in the Registration Rights Agreement.

By executing and delivering this Joinder Agreement to the Company, and upon acceptance hereof by the Company upon the execution of a counterpart hereof, the undersigned hereby agrees to become a party to, to be bound by, and to comply with the Registration Rights Agreement as a Stockholder owning Registrable Securities in the same manner as if the undersigned were an original signatory to the Registration Rights Agreement, and the undersigned’s shares of Common Stock shall be included as Registrable Securities under the Registration Rights Agreement to the extent provided therein; provided, however, that the undersigned and its permitted assigns (if any) shall not have any rights as a Stockholder, and the undersigned’s (and its transferees’) shares of Common Stock shall not be included as Registrable Securities, for purposes of the Excluded Sections.

For purposes of this Joinder, “Excluded Sections” shall mean [ ].

IN WITNESS WHEREOF, the undersigned has executed this Joinder Agreement as of the date written below.

Date: ____________, 202[ ]

[NAME OF JOINING PARTY]

By:

Name:

Title:

Address for Notices:

EXHIBIT B

LEGACY TARGET STOCKHOLDERS

[•]